UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1351 Holiday Square Blvd.
Covington, LA 70433
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Certain Developments Related to Terms Agreement

On September 7, 2022, Apple Inc. (“Partner”) announced new satellite-enabled services for certain of its products (the “Services”). Globalstar, Inc. (“Globalstar” or the “Company”) will be the satellite operator for the Services pursuant to the terms agreement (the “Terms Agreement”) first disclosed in the Company’s Form 10-K for the year ended December 31, 2019, and certain related ancillary agreements (such agreements, together with the Terms Agreement, the “Partnership Agreements”). The Services constitute the potential service described in the Company’s previous disclosure about the Terms Agreement.

Since execution of the Terms Agreement, the parties have completed several milestones including (i) a feasibility phase, (ii) material upgrades to Globalstar’s ground network to enhance redundancy and coverage, (iii) construction of 10 new gateways around the world, (iv) the successful launch of the ground spare satellite, and (v) rigorous in-field system testing.

The Partnership Agreements generally require Globalstar to allocate network capacity (as described below) to support the Services and provide for the inclusion of Globalstar’s Band 53/n53 in Partner’s cellular-enabled devices that use the Services, for use by third parties, subject to certain terms and conditions.

It is currently expected that Partner will make the Services available to customers during the fourth quarter of 2022 (the “Service Launch”). There is no assurance that the Service Launch will occur or, if it does occur, that the Services and the revenues and other consideration expected to be received under the Partnership Agreements will be fully realized or will continue.

Certain terms of the Partnership Agreements are further described below. The description of the Terms Agreement is qualified in its entirety by the text of such agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Fees

In consideration for the services provided by Globalstar, Partner will pay fees to Globalstar under the Partnership Agreements, including a recurring service fee, payments relating to certain Service-related operating expenses and capital expenditures, and potential bonus payments subject to satisfaction of certain licensing, service and related criteria.

In addition, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2022, Partner has agreed to make certain payments to the Company for (i) 95% of the approved capital expenditures Globalstar makes in connection with the new satellites described therein (to be paid on a straight-line basis over the useful life of the satellites); (ii) certain costs of the Company’s borrowings related to the new satellites; (iii) other approved costs; and (iv) termination costs, as described more fully below, should any arise.

Furthermore, under the terms of the Partnership Agreements, Globalstar is required to raise additional debt capital for the construction and launch of the new satellites. Globalstar has mandated Goldman Sachs & Co. LLC and is currently exploring capital markets opportunities and expects to complete a financing in the fourth quarter of 2022.

Certain Obligations of Globalstar

The Partnership Agreements generally provide for Globalstar to:

•Allocate 85% of its current and future network capacity to support the Services (see further discussion of capacity below);

•Provide and maintain all resources, including personnel, software, satellite, gateways, satellite spectrum and regulatory rights necessary to provide the Services (the “Required Resources”);

•Prioritize the Services and provide Partner with priority access to the Required Resources, including the Company’s licensed satellite spectrum;

•Maintain minimum quality and coverage standards and provide continuity of service;

•Allow Partner to recoup advance payments made to Globalstar from future service fees or, to the extent recoupment is not possible, to repay such amounts in cash; and,

•Provide the Resource Protections described below.

Resource Protections

Under certain limited circumstances, in order to facilitate the continuity of services described above, Globalstar has agreed to protective provisions, subject to certain conditions (the “Resource Protections”) including:

•Maintenance of all U.S. spectrum licenses in a single subsidiary (the “Spectrum Subsidiary”) and granting Partner the right to approve actions that could substantially affect the Services, the Required Resources or Partner’s rights under the Partnership Agreements;

•Certain restrictions on encumbrances on the Spectrum Subsidiary’s equity and assets;

•The right to take or cause the Company to take protective actions on an interim basis to retain continuity of service if the Company fundamentally breaches the Partnership Agreements and is unable to operate the satellite constellation; and,

•Subordinated liens on the Company’s assets that are used in, may be needed in, or are useful for the Services, as well as an intercreditor agreement with senior lenders which includes the right to pay down Globalstar’s senior debt under certain events.

Refinancing Commitments

The Partnership Agreements require Globalstar (i) upon commencement of the Services, to convert all loans outstanding under the 2019 Facility Agreement that are held by affiliates of the Thermo Companies (collectively, “Thermo”) into non-convertible perpetual preferred stock with a cash pay interest rate of 7% per annum or lower, convertible preferred stock with cash pay interest rate of 4% per annum or lower, common stock, or another security acceptable to Partner (the “Thermo Debt Conversion”) and (ii) within 90 days of the commencement of the Services, to refinance or convert all loans outstanding under the 2019 Facility Agreement that are held by persons other than Thermo on terms that are no less favorable to the Company than the Thermo Debt Conversion.

Obligations of Thermo

On September 7, 2022, Partner and Thermo entered into a lock-up and right of first offer agreement that generally (i) requires Thermo to offer any shares of Globalstar common stock to Partner before transferring them to any other Person other than affiliates of Thermo and (ii) prohibits Thermo from transferring shares of Globalstar common stock if such transfer would cause Thermo to hold less than 51.00% of the outstanding common stock of the Company for a period of 5 years from the Service Launch (as defined below). This agreement does not prohibit the Company from entering into a change of control transaction at any time.

Warrants and Right to Participate in Equity Offerings

The Partnership Agreements also provide that Partner may elect to receive warrants (the "Warrants") to purchase up to 2.64% of the Company’s outstanding common stock, to be calculated on a fully diluted basis on the date Partner begins providing the Services, at a blended exercise price of $1.01, which is based on the price of Globalstar common stock on the dates of certain past milestones provided under the Partnership Agreements. Partner is under no obligation to receive the Warrants or to exercise them.

In addition, Partner has the right, but not the obligation, to participate in certain issuances of the Company’s equity securities, in order to maintain its percentage interest in the Company (determined on a fully diluted basis, assuming exercise of all the Warrants).

Termination

The Terms Agreement has no expiration date but provides that each party may terminate it subject to certain notice requirements and, in some cases, other conditions.

In the event Partner terminates the agreements and subject to certain conditions, Partner would be required to reimburse Globalstar for certain capital expenditures, and other costs of materials purchased or manufactured.

Item 7.01 Regulation FD Disclosure.

Business Strategy

The transactions described under Item 8.01 of this Current Report on Form 8-K are transformational for Globalstar. The Company plans to continue to leverage its competitive advantages through a strategy that relies primarily on four pillars to drive increasing shareholder value: wholesale satellite capacity, terrestrial spectrum, IoT and legacy services. The Company will continue to focus on these pillars and believe each pillar will be affected in the following ways:

Wholesale Satellite Capacity: Globalstar intends to continue to develop wholesale customer opportunities over the Company’s retained satellite capacity for IoT and other initiatives.

Terrestrial Spectrum: The Partnership Agreement materially enhances the device ecosystem for Band 53/n53. Globalstar expects that this will accelerate terrestrial deployments and monetization of the band. Globalstar has terrestrial licenses in ten countries covering approximately 750 million POPs and expects to exceed one billion in the near-term. Prospective Globalstar spectrum partners, including cable companies, legacy or upstart wireless carriers, system integrators, utilities and other infrastructure operators, all benefit from access to uniform and increasingly “borderless” spectrum working across geographies. The Company’s expanding portfolio of terrestrial spectrum represents a substantial opportunity for the Company. Based on recent comparable transactions, the Company believes that its U.S. terrestrial spectrum is its single most valuable asset, and that, collectively, its international terrestrial spectrum may ultimately have a value substantially in excess of its U.S. terrestrial spectrum.

IoT: The Company believes interest in satellite IoT connectivity has become more critical to a growing number of sectors and use cases and plans to continue to evolve and develop its IoT initiatives. Globalstar will retain 15% of network capacity to support its existing and future Duplex, SPOT and IoT subscribers. This capacity can support an approximately fifty-fold increase in its own subscriber base following recent and planned investments in the Company’s space and ground segments. The retained satellite capacity can be used by Globalstar directly or through additional wholesale arrangements. In 2023, Globalstar expects to deploy a two-way commercial IoT product which significantly expands the market opportunity.

Legacy Services: Globalstar remains committed to its legacy satellite business and serving its current subscriber base while offering future innovations in MSS. Globalstar’s existing Duplex and SPOT customers are expected to benefit from expanded capacity through additional ground infrastructure and satellites which improve service levels.

Globalstar expects that its business strategy will allow it to generate reliable cash flow with substantial growth potential and greater profitability. Including the Partnership Agreements and excluding terrestrial spectrum, the Company expects its total revenue for the year ended December 31, 2023 to range between $185 million to $230 million, depending in part upon the Company’s achievement of certain performance and other targets under the Partnership Agreements, generating an EBITDA margin of approximately 55%. The Company expects these financial metrics to continue to improve significantly by 2026, which is expected to be the first full year in which the new satellites are operational, with total revenue expected to increase by approximately 35% compared to the 2023 forecast driven primarily by revenue growth under the Partnership Agreements.

The assumptions and estimates of the Company’s future performance are necessarily subject to a significant degree of uncertainty and risk due to a variety of factors, including those described in the Company's annual report on Form 10-K for the year ended December 31, 2021 and any additional reports filed with the Securities and Exchange Commission. These and other factors could cause the Company’s future performance to differ materially from assumptions and estimates included herein.

To date, the Company has recognized revenue and received payments under the Terms Agreement, including for initial feasibility services, reimbursement of network upgrade and operating costs, as well as other milestone work associated with the project. These amounts are described more fully in the Company’s annual and quarterly reports for the affected periods.

Globalstar intends to host an in-person investor day in mid-November to provide additional details and updates on its competitive strengths and four-pillar strategy and answer questions from investors and analysts.

Discontinuation of Second-Generation Duplex Services

As previously disclosed, Globalstar has been evaluating the continuation of second-generation Duplex services in light of other potential uses for the Company’s capacity, such as those within the Partnership Agreements. In early 2021, the Company terminated its second-generation Duplex services to support extended testing of the Services to Partner; however, such termination was considered temporary unless or until Partner announced its intent to proceed with launch of the Services. Due to this shift in strategy triggered by today’s announcement, the Company intends to abandon its second-generation Duplex assets, including gateway property, prepaid licenses and royalties, and inventory totaling approximately $175 million.

Forward-Looking Statements

Certain statements contained in or incorporated by reference into this Current Report on Form 8-K (the "Report"), other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), our expectations for future increases in our revenue and profitability, our performance and financial results under the Terms Agreement, the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis, business interruptions due to natural disasters, unexpected events or public health crises, including viral pandemics such as the COVID-19 coronavirus, and other statements contained in this Report regarding matters that are not historical facts, involve predictions. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Current Reports on Form 8-K. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this Report to reflect actual results or future events or circumstances.

Note that all SPOT products described in this press release are the products of SPOT LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:
10.1	Conformed Copy of Key Terms Agreement reflecting amendments through September 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    GLOBALSTAR, INC.

                            /s/ David B. Kagan
                            David B. Kagan
                            Chief Executive Officer

Date: September 7, 2022